Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, R. Todd Bradley, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of palmOne, Inc. on Form 10-Q for the fiscal quarter ended February 27, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of palmOne, Inc.

By:	/s/ R. TODD BRADLEY

Name:	R. Todd Bradley
Title:	President and Chief Executive Officer

I, Judy Bruner, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of palmOne, Inc. on Form 10-Q for the fiscal quarter ended February 27, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of palmOne, Inc.

By:	/s/ JUDY BRUNER

Name:	Judy Bruner
Title:	Senior Vice President and Chief Financial Officer